Exhibit 99.1

Games & Esports Experience Acquisition Corp. Announces it Will Redeem its Public Shares and Will Not Consummate an Initial Business Combination

Los Angeles, California, April 7, 2023 — Games & Esports Experience Acquisition Corp. (NASDAQ: GEEX) (the “Company”) today announced that it will redeem all of the issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company included as part of the units sold in the Company’s initial public offering (the “Public Shares”) on or prior to April 14, 2023, because the Company’s sponsor has determined that it will not make an additional contribution to the Company’s trust account required in order to extend the April 7, 2023 deadline under the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) for the Company to complete its initial business combination. Following such redemption of the Public Shares, the Company will liquidate and dissolve in accordance with the provisions of the Charter.

In order to provide for the disbursement of funds from the Company’s trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed by April 14, 2023.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Games & Esports Experience Acquisition Corp.

Games & Esports Experience Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements, which include, but are not limited to, statements regarding the per-share redemption price and the expecting timing of the Company’s redemption of its Public Shares, delisting of the Company’s securities and the Company’s liquidation and dissolution, are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2023, and as may be further amended and/or supplemented in subsequent filings with the Commission. Copies of such filings are available on the Commission’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact

Tomi Kovanen

Games & Esports Experience Acquisition Corp.

P: (213) 266-7674

E: tomi@geexcorp.com